EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Forms S-8 Nos. 33-22638, 33-60187, 333-46159 and 333-63662 and on Form S-3 No. 333-126205 of our reports relating to the financial statements and financial statement schedule of Clean Harbors, Inc. and management’s report on the effectiveness of internal control over financial reporting dated March 16, 2006, appearing in the Annual Report on Form 10-K of Clean Harbors, Inc. for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 16, 2006

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Files No. 33-22638, No. 33-60187, No. 333-46159, and No. 333-63662) and on Form S-3 (No. 333-126205) of Clean Harbors, Inc. of our report dated March 31, 2005 relating to the consolidated financial statements and the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 16, 2006